EXHIBIT 32

CERTIFICATIONS REQUIRED BY RULE 13A-14(B) TO BE FURNISHED BUT NOT FILED

               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Infocrossing, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Zach Lonstein and William J. McHale, Chairman and Chief Executive Officer and Senior Vice President of Finance, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ ZACH LONSTEIN                              /s/ WILLIAM J. McHALE
------------------------------                 ---------------------------------
Zach Lonstein                                  William J. McHale
Chairman and Chief Executive Officer           Senior Vice President of Finance
May 17, 2004                                   May 17, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.